UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                                January 26, 2005


                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


       Mississippi                    0-22606                   64-0665423
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                      Identification No.)


                   500 Main Street, Natchez, Mississippi 39120
                    (Address of Principal Executive Offices)


                                 (601) 445-5576  Registrant's  Telephone Number,
               Including Area Code:


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

         On January 26, 2005, Britton & Koontz Capital Corporation (the "Company") issued a press release dated January 26, 2005 reporting the earnings of the Company for the three and twelve months ended December 31, 2004. A copy of this press release and accompanying financial highlights are furnished as exhibits hereto and incorporated by reference into this Item 2.02.

Item 7.01   Regulation FD Disclosure.

            On January 26, 2005, Britton & Koontz Capital Corporation (the "Company") issued a press release dated January 26, 2005 reporting the earnings of the Company for the three and twelve months ended December 31, 2004. A copy of this press release and accompanying financial highlights are furnished as exhibits hereto and incorporated by reference into this Item 7.01.

Item 9.01   Financial Statements and Exhibits.

            (c) Exhibits.

     99.1 Press Release and accompanying financial highlights issued by Britton & Koontz Capital Corporation dated January 26, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                   BRITTON & KOONTZ CAPITAL CORPORATION




January 26, 2005                    /s/ W. Page Ogden
                                    -------------------------------------
                                    W. Page Ogden
                                    Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number          Item

99.1 Press Release and accompanying financial highlights issued by Britton & Koontz Capital Corporation dated January 26, 2005.

                                  EXHIBIT 99.1

Britton & Koontz Capital Corporation

500 Main Street                      601-445-5576
P O Box 1407                         601-445-2481  Fax
Natchez, MS  39121                   http://www.bkbank.com, corporate@bkbank.com


FOR IMMEDIATE RELEASE:              FOR MORE INFORMATION:
---------------------               ---------------------
January 26, 2005                    W. Page Ogden, Chairman & CEO
(NASDAQ - BKBK)                     William M. Salters, CFO


             BRITTON & KOONTZ CAPITAL REPORTS 2004 YEAR END RESULTS

                  Natchez, Mississippi - The Board of Directors of Britton & Koontz Capital Corporation (Nasdaq: BKBK, "B&K Capital" or "the Company") today reported fiscal year 2004, net income of $2.8 million, or $1.34 per diluted share, and fourth quarter 2004, net income of $820 thousand, or $.39 per diluted share. The results represent increases from fiscal year 2003, net income of $2.7 million, or $1.29 per diluted share, and, more significantly, fourth quarter 2003, net income of $698 thousand, or $0.33 per diluted share. The increase in net income of $131 thousand for the fourth quarter of 2004 compared to the same period in 2003 is primarily the result of management's efforts throughout the year to reduce employee salary and benefits and occupancy costs. The Company consolidated its operations in Natchez, Mississippi, moving its Mortgage Center into a newly renovated branch office and allowing for the profitable sale of an existing, unneeded facility. In Baton Rouge, Louisiana, the Company moved from three facilities into a more updated, visible office on Bluebonnet Boulevard. In Madison, Mississippi, the Company closed a small leased branch office to concentrate more time and energy on the Company's existing markets. Management believes these changes, which have streamlined operations and resulted in additional savings, will not hamper continued growth of funding and earning assets.

                  Net interest income for the year ending December 31, 2004, increased $73 thousand to $13.3 million compared to net income for the year ending December 31, 2003, while the net interest margin decreased to 3.76% for the year ending December 31, 2004 from 4.13% for the year ending December 31, 2003. The improvement in net interest income was primarily the result of net increases in earning assets over costing liabilities, offset by the effects of higher interest rates, mainly during the first half of the year. Net interest income for the quarter ending December 31, 2004, decreased $27 thousand to $3.3 million compared to the same period in 2003. During the same comparison period, net interest margin fell from 3.95% to 3.72%. The quarterly decrease from year to year was a result of the opposite effect, rates began trending downward by mid-year, repricing the banks assets faster that its liabilities. Since year-end 2003, total assets increased $4.2 million to $377 million, loans held for investment increased 6% or $12.6 million to $217 million, while investment securities decreased $4.0 million to $137.1 million.

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz Bank, N.A. which operates three full service offices in Natchez, two in Vicksburg, Mississippi, and one in Baton Rouge, Louisiana. The Company also owns Britton & Koontz Title Insurance Agency, Inc. which was established to issue title insurance presently on properties in the State of Mississippi. As of December 31, 2004, the Company reported assets of $377 million and equity of $31 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at December 31, 2004, were 2,116,316.

Forward Looking Statements
         This news release contains statements regarding the projected performance of Britton & Koontz Capital Corporation and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


                                       ###



                     Britton and Koontz Capital Corporation
                              Financial Highlights
            (Unaudited-Amounts in thousands, except per share data)


                                                            For the Three Months             For the Twelve Months
                                                             Ended December 31,                Ended December 31,
                                                    ------------------------------------------------------------------

                                                               2004              2003              2004          2003
                                                    ----------------  ----------------     ------------- -------------

Interest income                                             $ 5,000           $ 4,869          $ 19,774      $ 19,565
Interest expense                                             (1,698)           (1,541)           (6,465)       (6,329)
                                                    ----------------  ----------------     ------------- -------------
Net interest income                                           3,302             3,328            13,309        13,236
Provision for loan losses                                       (30)             (340)             (390)         (670)
                                                    ----------------  ----------------     ------------- -------------
Net interest income after
 provision for loan losses                                    3,272             2,988            12,919        12,566
Non-interest income                                             673               670             2,678         2,767
Non-interest expense                                         (2,869)           (3,064)          (11,973)      (11,844)
                                                    ----------------  ----------------     ------------- -------------
Income before income taxes                                    1,076               594             3,624         3,489
Income taxes                                                   (256)              104              (780)         (750)
                                                    ----------------  ----------------     ------------- -------------
Net income                                                    $ 820             $ 698           $ 2,844       $ 2,739
                                                    ================  ================     ============= =============

Return on Average Assets                                      0.88%             0.78%             0.76%         0.80%
Return on Average Equity                                     10.44%             9.07%             9.22%         9.08%

Diluted:
Net income per share                                         $ 0.39            $ 0.33            $ 1.34        $ 1.29
                                                    ================  ================     ============= =============
Weighted average shares outstanding                       2,120,426         2,117,646         2,118,181     2,116,163
                                                    ================  ================     ============= =============



                                                     December 31,      December 31,
                                                         2004              2003
                                                    ----------------  ----------------


Total assets                                              $ 377,196         $ 373,032
Cash and due from banks                                       6,577             8,360
Federal funds sold                                              109                41
Investment securities                                       137,148           141,135
Loans, net of unearned interest                             220,999           209,693
Deposits-interest bearing                                   186,419           195,411
Deposits-non interest bearing                                39,868            37,523
Total Deposits                                              226,288           232,934
Short Term debt                                              56,538            41,505
L/T debt, inc junior subordinated debentures                 59,923            65,556
Stockholders' equity                                         31,152            30,197
Book value (per share)                                      $ 14.72           $ 14.29
Total shares outstanding                                  2,116,316         2,113,087
